5551 Corporate Boulevard
Baton Rouge, LA 70808

Lamar Advertising Company Announces
First Quarter ended March 31, 2004 Operating Results

Baton Rouge, LA – Thursday, May 6, 2004 — Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the first quarter ended March 31, 2004.

First Quarter Results

Lamar reported net revenues of $201.0 million for the first quarter of 2004 versus $184.2 million for the first quarter of 2003, a 9.1% increase. Operating income for the first quarter of 2004 was $13.4 million as compared to $2.3 million for the same period in 2003. There was a net loss of $2.4 million for the first quarter of 2004 compared to a net loss of $32.3 million for the first quarter of 2003.

Adjusted EBITDA, which we refer to herein as EBITDA, (defined as operating income before depreciation and amortization and loss (gain) on disposition of assets — see reconciliation to net loss at the end of this release) for the first quarter of 2004 was $81.8 million versus $69.8 million for the first quarter of 2003, a 17.1% increase.

Free cash flow (defined as EBITDA less interest, current taxes, preferred stock dividends and total capital expenditures — see reconciliation to cash flows provided by operating activities at the end of this release) for the first quarter of 2004 was $47.9 million as compared to $28.2 million for the same period in 2003, a 69.9% increase.

On a pro forma basis, net revenue for the first quarter of 2004 increased 5.9% and pro forma EBITDA increased 12.8%. Pro forma net revenue and EBITDA include adjustments to 2003 for acquisitions and divestitures for the same time frame as actually owned in 2004. A table that reconciles reported results to pro forma results is included below.

Guidance Q2 2004

For the second quarter of 2004 the Company expects net revenue to be approximately $225 million. On a pro forma basis this represents an increase of approximately 6% over the same period in 2003. On this level of net revenue, EBITDA on a pro forma basis should be approximately 9% to 10% over the same period in 2003.

Forward Looking Statements

This press release contains forward-looking statements, including the statements regarding our guidance for the second quarter of 2004. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others, (1) our significant indebtedness; (2) the continued popularity of outdoor advertising as an advertising medium; (3) the regulation of the outdoor advertising industry; (4) our need for and ability to obtain additional funding for acquisitions or operations; (5) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (6) the extent and length of the tightness in the economy generally and the demand for advertising in particular; and (7) other factors described in the reports on Forms 10-K and 10-Q and the registration statements that we file from time to time with the SEC. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Measures

EBITDA, free cash flow, pro forma results and outdoor operating income (which is included in our reconciliation of pro forma results) are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered alternatives to operating income, net loss, cash flows from operating activities, or other GAAP figures as indicators of the Company’s financial performance or liquidity. The

Company’s management believes that EBITDA, free cash flow, pro forma results and outdoor operating income are useful in evaluating the Company’s performance and provide investors and financial analysts a better understanding of the Company’s core operating results. The pro forma acquisition adjustments are intended to provide information that may be useful for investors when assessing period to period results. Our presentations of these measures, however, may not be comparable to similarly titled measures used by other companies. Reconciliations of these measures to GAAP are included at the end of this release.

Conference Call and Webcast Information

A conference call will be held to discuss the Company’s operating results Thursday, May 6, 2004 at 11:00 a.m. eastern time. Instructions for the conference call and Webcast are provided below:

Conference Call
All Callers:	1-706-643-3436
Conference ID#	6656560

Replay:	1-706-645-9291
Conference ID#	6656560 Will run through Tuesday, May 11, 2004 at 11:59 p.m. eastern time

Webcast Information
Live Webcast:	www.lamar.com
Webcast Replay:	www.lamar.com Available through Tuesday, May 11, 2004 at 11:59 p.m. eastern time

General Information on Lamar

Lamar Advertising Company is a leading outdoor advertising company currently operating 152 outdoor advertising companies in 43 states, logo businesses in 20 states and the province of Ontario, Canada and 33 transit advertising franchises in 11 states.

Company Contact:	Keith A. Istre
Chief Financial Officer
(225) 926-1000
KI@lamar.com

LAMAR ADVERTISING COMPANY AND
SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended
	March 31,
	2004	2003
Net revenues	$200,976	$184,221

Operating expenses (income)
Direct advertising expenses	73,791	71,557
General and administrative expenses	38,276	36,301
Corporate expenses	7,159	6,546
Depreciation and amortization	69,320	67,513
Gain on disposition of assets	(929)	(30)

	187,617	181,887

Operating income	13,359	2,334

Other expense (income)
Loss on extinguishment of debt	—	11,173
Interest income	(59)	(118)
Interest expense	17,570	23,760

	17,511	34,815

Loss before income tax benefit and cumulative effect of a change in accounting principle	(4,152)	(32,481)
Income tax benefit	(1,705)	(11,888)

Loss before cumulative effect of a change in accounting principle	(2,447)	(20,593)

Cumulative effect of a change in accounting principle, net of tax	—	11,679

Net loss	(2,447)	(32,272)
Preferred stock dividends	91	91

Net loss applicable to common stock	$(2,538)	$(32,363)

Per common share information:
Loss before cumulative effect of a change in accounting principle	(0.02)	$(0.20)
Cumulative effect of a change in accounting principle	$—	(0.12)

Net loss	$(0.02)	$(0.32)

Weighted average common shares outstanding – basic and diluted	103,607,466	101,667,397

OTHER DATA
Free Cash Flow Computation:
EBITDA	$81,750	$69,817
Interest, net	(17,511)	(23,642)
Current tax expense	(310)	(94)
Preferred stock dividends	(91)	(91)
Total capital expenditures	(15,891)	(17,808)

Free cash flow	$47,947	$28,182

	March 31,	December 31,
Selected Balance Sheet Data:	2004	2003
Cash and cash equivalents	6,120	7,797
Working capital	82,185	69,902
Total assets	3,623,121	3,637,347
Total debt (including current maturities)	1,697,458	1,704,863
Total stockholders’ equity	1,733,549	1,722,805

	Three months ended
	March 31,
	2004	2003
Other Data:
Cash flows provided by operating activities	$35,598	$21,054
Cash flows used in investing activities	$35,804	$23,508
Cash flows used in financing activities	$1,471	$5,286

Reconciliation of Free Cash Flow to Cash Flows Provided by Operating Activities:
Cash flows provided by operating activities	$35,598	$21,054
Changes in operating assets and liabilities	29,579	27,352
Total capital expenditures	(15,891)	(17,808)
Preferred stock dividends	(91)	(91)
Other	(1,248)	(2,325)

Free cash flow	$47,947	$28,182

Reconciliation of EBITDA to Net loss:
EBITDA	$81,750	$69,817
Less:
Depreciation and amortization	69,320	67,513
Gain on disposition of assets	(929)	(30)

Operating income	13,359	2,334

Less:
Loss on extinguishment of debt	—	11,173
Interest income	(59)	(118)
Interest expense	17,570	23,760
Income tax benefit	(1,705)	(11,888)
Cumulative effect of a change in accounting principle, net of tax	—	11,679

Net loss	$(2,447)	$(32,272)

	Three Months Ended
	March 31,
Reconciliation of Reported Basis to Pro Forma (a) Basis:	2004	2003	% Change
Reported net revenue	$200,976	$184,221	9.1%
Acquisitions and divestitures	—	5,621

Pro forma net revenue	$200,976	$189,842	5.9%

Reported direct advertising and general and administrative expenses	$112,067	$107,858	3.9%
Acquisitions and divestitures	—	2,967

Pro forma direct advertising and general and administrative expenses	$112,067	$110,825	1.1%

Reported outdoor operating income	$88,909	$76,363	16.4%
Acquisitions and divestitures	—	2,654

Pro forma outdoor operating income	$88,909	$79,017	12.5%

Reported corporate expenses	$7,159	$6,546	9.4%
Acquisitions and divestitures	—	—

Pro forma corporate expenses	$7,159	$6,546	9.4%

Reported EBITDA	$81,750	$69,817	17.1%
Acquisitions and divestitures	—	2,654

Pro forma EBITDA	$81,750	$72,471	12.8%

(a)	Pro forma net revenues, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses, and EBITDA include adjustments to 2003 for acquisitions and divestitures for the same time frame as actually owned in 2004.

	Three Months Ended
	March 31,
	2004	2003
Reconciliation of Outdoor Operating Income to Operating Income:
Outdoor operating income	$88,909	$76,363
Less: Corporate expenses	7,159	6,546
Depreciation and amortization	69,320	67,513
Gain on disposition of assets	(929)	(30)

Operating income	$13,359	$2,334